UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20509

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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TELTRONICS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, If Other than Registrant)

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Teltronics, Inc.
2150 Whitfield Industrial Way
Sarasota, Florida 34243

Dear Stockholders:

It is my pleasure to invite you to attend the 2006 Annual Meeting of Stockholders to be held at the principal executive offices of the Company, 2150 Whitfield Industrial Way, Sarasota, Florida 34243 at 10:00 a.m. on November 9, 2006. The doors will open at 9:30 a.m.

Your vote is important. To be sure your shares are voted at the Annual Meeting, even if you are unable to attend in person, please sign and return the enclosed proxy card(s) as promptly as possible. This will not prevent you from voting your shares in person if you do attend.

The Annual Meeting of Stockholders will be held to consider and take action with regard to the election of four directors, the ratification of the selection of the Company's auditors and any other business that may properly come before the Annual Meeting.

Complete details are included in the accompanying proxy statement.

Ewen R. Cameron President and Chief Executive Officer

Sarasota, Florida
September 25, 2006

Teltronics, Inc.
2150 Whitfield Industrial Way
Sarasota, Florida 34243

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OF TELTRONICS, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Teltronics, Inc. (“Company”) will be held at the principal offices of the Company, 2150 Whitfield Industrial Way, Sarasota, Florida 34243 on November 9, 2006 at 10:00 a.m., to consider and take action with regard to the following:

1. The election of four (4) directors of the Company to serve until the next Annual Meeting of the Stockholders and the election or appointment and qualification of their successors.

2. The ratification of the selection of Kirkland, Russ, Murphy & Tapp P.A., an Independent Registered Public Accounting Firm, as auditors of the Company for the current fiscal year.

3. The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

FURTHER NOTICE IS HEREBY GIVEN that the stock transfer books of the Company will not be closed, but only stockholders of record at the close of business on September 12, 2006 will be entitled to notice of and to vote at the Annual Meeting.

STOCKHOLDERS WHO WILL BE UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON MAY ATTEND THE MEETING BY PROXY. SUCH STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE ENCLOSED.

By Order of the Board of Directors
Ewen R. Cameron President, CEO and Assistant Secretary

September 25, 2006

TELTRONICS, INC.
2150 Whitfield Industrial Way
Sarasota, Florida 34243

September 25, 2006

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
2006

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Teltronics, Inc. ("Company") of proxies for use at the Annual Meeting of Stockholders to be held at the principal executive offices of the Company at 2150 Whitfield Industrial Way, Sarasota, Florida 34243 on November 9, 2006 at 10:00 a.m., and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. In addition to solicitation by mail, solicitations may be made by personal interview, telephone, telegram or other electronic means by Directors, officers and other regular employees of the Company. The cost of this proxy solicitation will be borne by the Company. The Company will also reimburse persons holding stock for others in their names or those of their nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies. The Company will use the services of Computershare Investor Services, 350 Indiana Street, Suite 800, Golden, Colorado 80401 to aid in solicitation of proxies at an anticipated fee of $1,177 plus reasonable expenses. It is contemplated that this Proxy Statement first will be sent to Stockholders on or about September 25, 2006.

If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions contained therein. Any proxy given pursuant to this solicitation may be revoked by the stockholder, at any time prior to its use, by the stockholder voting in person at the meeting, by submitting a proxy bearing a date subsequent to the date on the proxy to be revoked or by written notice to the Secretary of the Company. If proxies are signed and returned without voting instructions, the shares represented by the proxies will be voted as recommended by the Board of Directors.

The Board of Directors has fixed the close of business on September 12, 2006 as the record date for determining the holders of voting stock entitled to notice of and to vote at the Annual Meeting. On September 12, 2006, the Company had outstanding and entitled to vote at the Annual Meeting a total of 8,636,539 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote on all matters to be brought before the Annual Meeting. On September 12, 2006, the Company had outstanding and entitled to vote at the Annual Meeting a total of 100,000 shares of Series A Preferred Stock entitled to four hundred votes per share on all matters to be brought before the Annual Meeting, 12,625 shares of Series B Preferred Convertible Stock entitled to one vote per share of Common Stock into which the Series B Preferred Convertible Stock is convertible as of the record date on all matters to be brought before the Annual Meeting and 40,000 shares of Series C Preferred Convertible Stock entitled to one vote per share of Common Stock into which the Series C Preferred Convertible Stock is convertible as of the record date on all matters to be brought before the Annual Meeting. On September 12, 2006, the outstanding shares of Series B Preferred Convertible Stock were convertible into 721,429 shares of Common Stock and the outstanding shares of Series C Preferred Convertible Stock were convertible into 1,454,545 shares of Common Stock.

The Company's Bylaws provide that the holders of a majority of the issued and outstanding shares of Common Stock outstanding on the record date for the Annual Meeting of Stockholders must be present or represented at the meeting in order to have a quorum for the transaction of business. Abstentions (votes "withheld") will be counted as present for purposes of determining the presence of a quorum. A proxy submitted by an institution such as a broker or bank that holds shares for the account of a beneficial owner may indicate that all or a portion of the shares represented by that proxy are not being voted with respect to a particular matter. This could occur, for example, when the broker or bank is not permitted to vote those shares in the absence of instructions from the beneficial owner of the stock. These "broker non-votes" will be considered shares not present and, therefore, not entitled to vote on that matter, although these shares may be considered present and entitled to vote for other purposes. If a quorum is present and voting, the four nominees for director receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Abstentions and broker non-votes will have no effect on the election of directors. Shares represented by proxies which are present and entitled to vote on a matter but which have elected to abstain from voting on that matter will have the effect of votes against each proposal abstained from, other than election of directors. Broker non-votes will not affect the determination of the outcome of the vote on any matter to be decided at the meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board of Directors is proposing the election of four (4) Directors to hold office until the election and qualification of their successors at the next Annual Meeting of Stockholders. Unless the proxy directs otherwise, the persons named in the enclosed form of proxy will vote for the election of the four nominees named below. If any of the nominees should be unable to serve as a Director, or for good reason will not serve, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. It is not anticipated that any of the nominees will be unable to serve. In the case of a vacancy, the Board of Directors may elect another Director as a replacement or may leave the vacancy unfilled. Decisions regarding the election or appointment of new Directors during the year normally are based upon considerations such as the size of the Board and the need to obtain fresh perspectives or to replace particular skills or experience of former Directors. The nominees for Directors, their ages, their principal occupations during at least the past five years, their positions and offices with the Company and, as applicable, the date each was first elected a Director of the Company or its predecessors are as follows:

Name	Age	Position	First Elected Director Of The Company Or Predecessor
Ewen R. Cameron	53	President, Chief Executive Officer, Assistant Secretary and Director	1994
Norman R. Dobiesz	58	Senior Vice President Business Development and Director	1991
Gregory G. Barr (1)	47	Director	1999
Richard L. Stevens (1)	44	Director	2001

(1) Member of the Audit Committee

The Company's Directors will serve until the next Annual Meeting of Stockholders or until their successors are elected or appointed and qualified. There are no family relationships among directors and executive officers of the Company.

Ewen R. Cameron has served as President and Chief Executive Officer since July 1993 and a Director since June 1994. Prior to that, Mr. Cameron served as Managing Director of SRH plc, a European telecommunications and computer maintenance company from 1989 to 1992. From January 1978 to December 1989, Mr. Cameron served as Managing Director of Systems Reliability Europe SA/NV, a wholly owned subsidiary of SRH plc based in Brussels, Belgium. Mr. Cameron has spent the last 32 years in the computer and telecommunications industry.

Norman R. Dobiesz has served as a Director of the Company since October 25, 1991 and is the Company's Senior Vice President, Business Development. Mr. Dobiesz has developed substantial financial and general management experience as a principal stockholder and executive of a group of privately held companies controlled by Mr. Dobiesz. Mr. Dobiesz is a principal stockholder of the Company.

Gregory G. Barr is currently Area President of Orion Bank (formerly known as Gulf Coast National Bank), Fort Myers, Florida. Prior to that, Mr. Barr was employed as Senior Vice President, Senior Lender for SouthTrust Bank. From 1987 to 1997 Mr. Barr was employed by Barnett Bank, Inc. as Senior Vice President and Commercial Banking Manager for Manatee County. Mr. Barr has experience in Commercial Banking, Finance, Accounting and Capital Markets transactions. He is a graduate of Salem State College, Salem, Massachusetts holding a Bachelor of Science in accounting. Mr. Barr has served as a Director of the Company since June 4, 1999.

Richard L. Stevens, CPA, provides tax compliance and consulting services to clients in a variety of industries. Mr. Stevens also serves as Chief Financial Officer of Avalon Global Group, Inc., a holding company with operating subsidiaries in car rental, franchising and technology solutions for the travel industry located in St. Petersburg, Florida. From 1984 to 2000, Mr. Stevens held various management positions with the international accounting firms of Grant Thornton, LLP, Coopers & Lybrand and KPMG Peat Marwick. He has experience in taxation, accounting, capital transactions and mergers and acquisitions. Mr. Stevens holds a B.S. in Business Administration from the University of Louisville and is a Certified Public Accountant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership of such securities with the SEC. Directors, officers and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that no Forms 5 were required for them, the Company believes that during its most recently completed fiscal year ended on December 31, 2005, all filing requirements applicable to our directors, officers and greater than 10% shareholders were satisfied.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of all of the Company's outstanding voting securities by each person owning five percent (5%) or more of such shares, by each director, by each executive officer listed in the Executive Compensation Table of this Proxy Statement, and by all directors and officers as a group as of September 12, 2006. Unless otherwise indicated, it is assumed that all shares are directly owned and that the holders thereof have sole voting and investment power with respect thereto.

Name of Beneficial Owner and Address		Title of Class	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (1)

Directors and Officers

Norman R. Dobiesz 2150 Whitfield Industrial Way Sarasota, Florida 34243	(2)(4)	Common Stock Preferred Series A Stock	1,527,191 100,000	17.68% 100%	(3)

Ewen R. Cameron 2150 Whitfield Industrial Way Sarasota, Florida 34243	(2)(4)	Common Stock	761,786	8.82%	(5)

Gregory G. Barr P. O. Box 413040 Naples, Florida 34101	(2)	Common Stock	212,000	2.45%	(6)

Richard L. Stevens 19314 Wind Dancer Street Lutz, Florida 33558	(2)	Common Stock	200,000	2.32%

Robert B. Ramey 2150 Whitfield Industrial Way Sarasota, Florida 34243	(4)	Common Stock	156,880	1.82%	(7)

Russell R. Lee III 2150 Whitfield Industrial Way Sarasota, Florida 34243	(4)	Common Stock	100,000	1.16%	(8)

Peter G. Tuckerman 2150 Whitfield Industrial Way Sarasota, Florida 34243	(4)	Common Stock	82,567.95%		(9)

Peter G. Friedmann 4850 Keele Street Toronto, Ontario M3J 3K1	(2)(11)	Preferred Series B Convertible Stock	12,625	100%

All Directors and Officers as a Group (8 persons)		Common Stock Preferred Series A Stock	3,761,851 100,000	35.20% 100%
		Preferred Series B Convertible Stock	12,625	100%

Greater than 5% Ownership	(10)

FGC Holdings Ltd. 4850 Keele Street Toronto, Ontario M3J 3K1		Preferred Series B Convertible Stock Common Stock	12,625 721,427	100% 8.35%

Harris Corporation 1025 West NASA Boulevard Melbourne, Florida 32919		Preferred Series C Convertible Stock Common Stock	40,000 1,454,545	100% 16.84%
Tri-Link Technologies, Inc. 1199 West Hastings Vancouver, British Columbia V6E3T5		Common Stock	1,125,000	13.03%

(1)
Does not include an aggregate of 725,000 shares of Common Stock which may be issued upon exercise of incentive stock options which could be granted under the Company's 2005 Incentive Stock Option Plan.

(2)	Director of the Company.
(3)
Includes 56,000 shares owned by virtue of 100% ownership of H & N Management Co., Inc. "H&N"), 1,140,100 shares owned by virtue of 100% ownership of W&D Consultants, Inc., 24,000 shares owned by virtue of 100% ownership of National Communications of Sarasota, Inc., 6,649 shares owned by virtue of 100% ownership of Whitfield Capital of Sarasota, Inc., and 30,000 issued stock options. Does not include 100,000 shares of Preferred Series A Stock owned by Mr. Dobiesz, each such share entitling the holders to cast 400 votes, in any matter submitted for vote of the holders of common stock.

(4)	Executive Officer of the Company named in the Executive Compensation Table of this Proxy Statement.
(5)	Includes 530,000 shares of issued stock options.
(6)	Includes 2,000 shares owned jointly with Mr. Barr's wife. Includes 10,000 shares of issued stock options.
(7)	Includes 145,000 shares of issued stock options.
(8)	Includes 100,000 shares of issued stock options.
(9)	Includes 75,000 shares of issued stock options.
(10)	The information concerning these 5% or greater stockholders is based solely on information contained in Schedule 13D filings each of them made with the SEC.
(11)	Includes 12,625 shares of Preferred Series B Convertible Stock owner of record by FGC Holdings Ltd.

Series B Director

It has been determined that the holders of the Preferred Convertible Series B Stock have the right under the Certificate of Designations authorizing the Preferred Convertible Series B Stock to elect a member to the Company’s Board of Directors and that they have elected Peter Friedmann as a member of the Board effective at the close of the 2005 Annual Meeting.

Mr. Friedmann is 57 years old and has served as a Director since November 2005. He has served as President of FGC, an investment company, and as President of Steelman, a software company, since 2001. He graduated in Chemical Engineering from the University of Western Ontario and built a successful career with Procter and Gamble. Following that, he developed and operated major businesses in North America and Europe. Through his involvement, he gained significant experience and knowledge in business and management covering retail, distribution, steel, rubber and tire businesses. In addition, Mr. Friedmann continues to be involved in the software business, real estate development and is a principal of a venture capital company which is investing in start up technology driven companies. Also he has been involved in amateur and professional sports as a player and team owner.

Change of Control

The holders of the Preferred Convertible Series B Stock have the right to elect a majority of the Board of Directors of the Company if and whenever four quarterly dividends (whether or not consecutive) payable on the Preferred Convertible Series B Stock shall be in arrears. The Company is in arrears on three dividend payments as of the date of this filing.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

The Board of Directors has no standing committees other than its Audit Committee. The Board of Directors exercises supervision over nominating and compensation matters directly as committees of the whole. From January 1 to December 31, 2005, the Board of Directors held two (2) meetings.

The Board of Directors believes it is appropriate to handle nominating matters directly because the Board is sufficiently familiar with the Company’s business and activities to assess and address the Company’s needs for knowledge, experience and/or improved performance in its directors and officers.

The members of the Audit Committee of the Board of Directors during 2005 were Carl S. Levine, Gregory G. Barr, and Richard L. Stevens. The Audit Committee assists the Board of Directors in fulfilling the Board's responsibilities relating to oversight of the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company’s financial statements and the legal compliance and ethics programs established by the Board. Because the Company’s Common Stock is quoted on the Over the Counter Bulletin Board but is not listed on Nasdaq or any securities exchange, the Company believes it is not subject to any listing requirements regarding independence of the members of the Company’s Audit Committee. Nevertheless, the Board of Directors has determined that Messrs. Barr and Stevens, a majority of the Audit Committee members, are independent, as defined in Rule 4200 (a)(15) of the NASD's listing standards. The Audit Committee met one (1) time during 2005.

REPORT OF THE AUDIT COMMITTEE

Our management is responsible for the Company's financial reporting process, including its system of internal controls and disclosure controls and procedures, and for the preparation of the Company's consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company's independent auditors are responsible for auditing and expressing an opinion on the conformity of those financial statements. Our responsibility is to oversee, monitor, and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are neither employees of the Company nor auditors by profession. Therefore, we have relied, without independent verification, on management's representations, including those in the certifications of the financial statements that have been filed with the Securities and Exchange Commission, that the Company's financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States. We have also relied on the representations of the Company's independent auditors included in its reports. Our discussions with management and the Company's independent auditors do not ensure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent auditors are in fact "independent."

1.	The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2005 with the Company’s management.
2.	The Audit Committee has discussed with Kirkland, Russ, Murphy & Tapp, P.A. the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380).
3.
The Audit Committee has received the written disclosures and the letter from Kirkland, Russ, Murphy & Tapp, P.A. required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with Kirkland, Russ, Murphy & Tapp, P.A. its independence.

4.
Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the financial statements be approved for inclusion in the Annual Report on Form 10-K for the period ended December 31, 2005 for filing with the Securities and Exchange Commission.

By the Audit Committee

Gregory G. Barr, and
Richard L. Stevens

EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation paid by the Company during the years indicated to the Chief Executive Officer and its four (4) other, most highly paid executive officers whose total salary and bonus exceeded $100,000 for the year ended December 31, 2005 (collectively, the "Named Officers").

Annual Compensation					Long-Term Compensation

					Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation (1)	Restricted Stock Awards	Securities Underlying Options/ SARs(#)	LTIP Payouts	All Other Compen- sation

Ewen R. Cameron	2005	$376,170	---	---	---	30,000	---	---
President & CEO	2004	351,365	---	---	---	---	---	---
	2003	357,134	---	---	---	---	---	$28,000	(2)

Norman R. Dobiesz	2005	$379,394	---	---	---	30,000	---	---
Senior Vice President	2004	351,365	---	---	---	---	---	---
Business Development	2003	357,134	---	---	---	---	---	$28,000	(2)

Robert B. Ramey	2005	$150,994	---	---	---	20,000	---	---
Vice President	2004	129,604	---	---	---	---	---	---
Manufacturing	2003	135,306	---	---	---	---	---	---

Peter G. Tuckerman	2005	$147,629	---	---	---	20,000	---	---
Vice President	2004	120,134	---	---	---	---	---	---
Product Management	2003	118,634	---	---	---	---	---	---

Russell R. Lee III	2005	$177,923	---	---	---	100,000	---	---
Vice President Finance,	2004	20,769	---	---	---	---	---	---
CFO, Secretary &
Treasurer

(1)	Excludes certain perquisites that aggregate less than the lesser of (i) ten percent (10%) of the total salary and bonus of any of the executive officers or (ii) $50,000.
(2)	Represents the value of 200,000 shares of Common Stock issued in 2003 for Board of Directors services.

EMPLOYMENT AGREEMENTS

Effective October 21, 2005 the Company amended and restated five year employment agreements with Ewen R. Cameron, President and CEO and Norman R. Dobiesz, Senior Vice President Business Development. Each employment agreement is renewable for an additional five-year period at the employee's option and provides for a base salary of $400,000 subject to annual increases of $25,000. Either the Company or the employee may terminate the employment agreements upon the occurrence of certain events. If the Company terminates the employment of Mr. Cameron or Mr. Dobiesz, the terminated employee will be entitled to severance equal to the salary for the remaining term on the contract.

These two executives had not taken any of the last four annual increases to which they are entitled under the terms of their respective prior agreements and the executives also deferred a portion of their 2003 and 2004 compensation as a part of the Company's cost containment measures. In connection with the amended and restated employment agreement the executives agreed to forego the deferred compensation and the scheduled increase in compensation.

Effective September 9, 2002 the Company entered into a three-year employment agreement with Robert B. Ramey, Vice President Manufacturing. The employment agreement was renewed for an additional three-year period. The agreement provides for a base salary of $132,000. Either the Company or the employee may terminate the employment agreement upon the occurrence of certain events. If the Company terminates the employment of Mr. Ramey, he will be entitled to severance equal to one year's salary.

Option/SAR Grants in Last Fiscal Year

Name	Number of Securities Underlying Options/SARs Granted (#)(1)	% of Total Options/SARs Granted to Employees in Fiscal Year (1)	Exercise or Base Price ($/Sh)	Expiration Date

Ewen R. Cameron	30,000	---	$0.36	12/23/2015
Norman R. Dobiesz	30,000	---	$0.40	12/23/2010
Russell R. Lee	100,000	---	$0.36	12/23/2015
Robert B. Ramey	20,000	---	$0.36	12/23/2015
Peter G. Tuckerman	20,000	---	$0.36	12/23/2015
________________
(1) Represents options only. No SARs have been granted.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

			Number of Securities Underlying Unexercised Options/SARs at FY-Ended (#)	Value of Unexercised In-the-Money Options/SARs at FY-End ($) (1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable

Ewen R. Cameron	---	---	500,000/0	$0/$0	(2)
	---	---	0/30,000	$0/$2,400

Norman R. Dobiesz	---	---	0/30,000	$0/$1,200

Peter G. Tuckerman	---	---	4,000/1,000	$0/$0	(2)
	---	---	20,000/30,000	$7,400/$11,100	(3)
	---	---	0/20,000	$0/$1,600

Russell R. Lee III	---	---	0/100,000	$0/$8,000

Robert B. Ramey	---	---	10,000/0	$0/$0	(2)
	---	---	12,000/3,000	$0/$0	(2)
	---	---	40,0000/60,000	$14,800/$22,200	(3)
	---	---	0/20,000	$0/$1,600

(1)
Value is calculated using the difference between the option exercise price and the year-end stock price, multiplied by the number of shares subject to an option. The year-end stock price was $0.44 for each Share of the Company’s Common Stock.

(2)	None of the options granted were in-the-money at December 31, 2005 because they are exercisable at prices greater than the fair market value of the Company's Common Stock on such date.
(3)
Certain options were granted where their exercise price was below the fair market value of the Company’s Common Stock at the grant date (measurement date). Such options totaled 150,000 shares with a price less than the fair value of $0.44 which were outstanding at December 31, 2005.

DIRECTOR COMPENSATION

On August 12, 1996, the Company adopted a policy which was amended on August 13, 2002, to compensate non-employee members of its Board of Directors elected by the Common Shareholders and such members appointed to the Audit Committee in the amount of $2,500 plus expenses for each meeting attended in person and $1,500 for participating in each meeting via telephone conference.

On March 20, 2003, the Board approved additional compensation for each member of the Board of Directors of 200,000 shares of the Company's Common Stock. This additional compensation related to 2003 services.

Report by the Compensation Committee on Executive Compensation

The Company’s executive compensation program is administered by the members of the Board of Directors elected by the holders of the Company’s Common Stock directly acting as the Compensation Committee of the Company, which has responsibility for all aspects of the compensation program for the executive officers of the Company. A component of overall compensation is the granting of stock options, the award of which is made by the Compensation Committee and is discussed in “Long-Term Stock Incentives,” below. The Compensation Committee consists of the members of the Board of Directors elected by the holders of the Company’s Common Stock.

The Compensation Committee’s primary objective with respect to executive compensation is to establish programs that attract, retain, and motivate key personnel who contribute to the long-term success of the Company. The Company strives to provide a comprehensive executive compensation program that is competitive and performance-based in order to attract and retain superior executive talent. In making its recommendations to the Compensation Committee, management reviews market data and assesses the Company’s competitive position. Management established and the Compensation Committee approved the following three components of executive compensation:

•	base salary;
•	annual cash bonuses based upon organizational results and overall performance against plan; and
•	long-term incentives in order to align the interests of the Company’s executives with the long-term interests of stockholders.

Base Salaries. Base salaries have been established for the Chief Executive Officer and several other executive officers in their respective employment agreements. The Board of Directors approved employment agreements between Teltronics and Messrs. Cameron, Dobiesz and Ramey. See "Executive Compensation - Employment Agreements." Messrs. Cameron and Dobiesz each abstained from consideration and approval of their respective employment agreement. In determining the base salaries in employment agreements with our executive officers and for all executive officer positions, the Committee attempted to be competitive with the average salaries of comparable executives at telecommunications companies of similar size and to reflect consideration of an officer’s experience, business judgment, and role in developing and implementing the overall business strategy of Teltronics. The Committee generally attempts to set compensation of executive officers within the median of industry compensation levels. Base salaries are based upon qualitative and subjective factors and no specific formula is applied to determine the weight of each factor.

The base salary for Ewen Cameron, the Company’s President and Chief Executive Officer, was set in Mr. Cameron’s 1999 employment agreement. Mr. Cameron’s employment agreement provides that he will receive a base compensation of $325,000 per year, to be increased January 1 of each year beginning January 1, 2000 by $25,000. Subject to approval by Mr. Cameron, the Company may pay any such increases in the form of the Company’s securities. Mr. Cameron’s base salary for 2005 was $376,170 as compared to $351,365 for 2004. Consistent with the Company’s cost reductions over the last fiscal year, Mr. Cameron elected not to take the base salary increase in 2004 provided by his employment agreement.

Effective January 1, 2006 Messrs. Cameron and Dobiesz entered into five year amendments and restatements of these employment agreements with the Company. Each employment agreement is renewable for additional five-year periods at the employee's option and provides for a base salary of $400,000 subject to annual increases of $25,000. Either the Company or the employee may terminate the employment agreements upon the occurrence of certain events. If the Company terminates the employment of Mr. Cameron or Mr. Dobiesz, the terminated employee will be entitled to severance equal to the salary for the remaining term on the contract.

Base salaries paid to our executive officers who do not have employment agreements are subject to annual review and adjustment on the basis of individual and Company performance, level of responsibility, individual experience, and competitive, inflationary, and internal equity considerations. The Compensation Committee believes that for the year ended December 31, 2005, executive salaries, including the salary paid to Mr. Cameron, the Company’s President and Chief Executive Officer, were in the median range of salaries paid by the companies surveyed in the Company’s metropolitan area.

Annual Bonuses. Company executives are eligible to receive annual cash bonus awards to focus attention on achieving key goals pursuant to bonus plans designed to provide competitive incentive pay only in the event such objectives are met or exceeded. The objectives include specific targets for earnings as reflected in the Company’s financial plan submitted by management and approved by the Compensation Committee based on a variety of factors, including viability of the target growth rate and amount of earnings appropriate to satisfy stockholder expectations. During the year ended December 31, 2005, the Compensation Committee did not award annual bonus payments.

Long-Term Incentives. Teltronics uses stock options as long-term incentives to attract and retain key personnel or reward exceptional performance. Stock options are granted periodically by the Compensation Committee and are based on both qualitative and subjective factors. Options are granted with an exercise price equal to the fair market value of Teltronics’ common stock on the last market trading day prior to the date of determination (determined in accordance with the option plan) and grants made during the last fiscal year vest over a period of five years. This is designed to create an incentive to increase stockholder value over the long-term because the options will provide value to the recipient only when the price of the stock increases above the exercise price. During the year ended December 31, 2005, 200,000 options were granted by the Compensation Committee to executive officers and 75,000 options were granted to non-executive employees.

Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), with certain exceptions, limits the Company’s deduction for compensation paid to Named Officers to $1,000,000 per covered executive per year. The Compensation Committee does not expect the deductibility of compensation paid in 2005 to any executive officer to be affected by Section 162(m). The Compensation Committee may consider alternatives to its existing compensation programs in the future with respect to qualifying executive compensation for deductibility.

By the Compensation Committee
Ewen R. Cameron
Norman R. Dobiesz
Gregory G. Barr
Richard L. Stevens

Compensation Committee Interlocks and Insider Participation.

The Compensation Committee currently consists of Messrs. Cameron, Dobiesz, Barr and Stevens. There were no transactions during the year ended December 31, 2005 between the Company and members of the Compensation Committee or entities in which they own an interest, other than as disclosed in the sections “EXECUTIVE COMPENSATION” and “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.”

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total return on the Company's Common Stock as compared to the cumulative total return for the Nasdaq Stock Market Total Return Index - US Companies, and the Nasdaq Stock Market - Telecommunications Stocks Index. The Stock Performance Graph assumes $100 was invested in the stock or the index on December 31, 2000 and assumes that no dividends were paid.

Five Year Cumulative Total Return Chart
(Per $100 Invested at Fiscal Year Ending December 31,)

	2000	2001	2002	2003	2004	2005
Teltronics, Inc.	$ 100	$ 80	$ 9	$ 48	$ 51	$ 42
NASDAQ Stock Market - US Companies	100	79	54	81	88	77
NASDAQ Stock Market - Telecommunications Stock	100	51	23	40	43	40

Five Year Cumulative Total Return Graph
(Per $100 Invested at Fiscal Year Ending December 31,)

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective October 21, 2005 the Company amended its employment agreements with Ewen R. Cameron, President and CEO, and Norman R. Dobiesz, Senior Vice President Business Development. See Executive Compensation - Employment Agreements.

Effective September 9, 2002 the Company entered into a three year employment agreement with Robert B. Ramey, Vice President Manufacturing. The agreement was renewed for an additional three year period, and expires in 2008.

The Senior Vice President Business Development personally guaranteed a portion of the Company's obligations to the lessor over the term of the Company's lease for its principal facility located in Sarasota, Florida. The Company agreed to pay 6% of the total future value of the lease payments, excluding executory costs, as consideration for this guarantee. This amount, $420,000, was paid during 1991 and was deferred as a financing cost (prepaid lease guarantee) in the accompanying financial statements and is amortized on a straight line basis over the term of the lease. The lease guarantee expired in 2005. Accumulated amortization of this amount at December 31, 2004 was $402,000.

During 2005 and 2004, an entity controlled by a Director of the Company occupied approximately 1,000 square feet of the office space in the Company’s Sarasota facility. The annual rent for this space was approximately $8,000.

During 2005 an entity controlled by a Director of the Company provided a short-term note of $750,000. The short-term loan was subsequently repaid plus a financing fee of $25,000.

During 2005 the Company borrowed $250 from an entity controlled by one of the Company’s directors. Principal and cumulative interest, at an annual rate of fifteen percent (15%), are due November 2008. The note, which is unsecured, may be prepaid by the Company beginning in October 2006 and is convertible, at the option of the holder, into shares of the Company’s Common Stock, at a conversion rate of $1.00 per share, and/or shares of any of the Company’s existing or future preferred stock, at a conversion rate to be determined by mutual agreement.

During 2004, an entity controlled by a Director of the Company provided a short-term loan of $350,000. The short-term loan was subsequently repaid plus a financing fee of $50,000.

The Board of Directors recommends a vote "FOR" this proposal.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Selection of Kirkland, Russ, Murphy & Tapp, P.A.

The Board of Directors has selected Kirkland, Russ, Murphy & Tapp, P.A., Independent Registered Public Accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2006. The appointment of Kirkland, Russ, Murphy & Tapp, P.A. was made on the recommendation of the Audit Committee. Representatives of Kirkland, Russ, Murphy & Tapp, P.A. are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

In the event the stockholders fail to ratify the selection of Kirkland, Russ, Murphy & Tapp, P.A., the Board of Directors will reconsider the appointment. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year, if the Board feels that such a change would be in the best interests of the Company and its stockholders.

Ratification of the selection of Kirkland, Russ, Murphy & Tapp, P.A. as the Company's independent registered public accountants for the coming fiscal year requires the affirmative vote of a majority of the total votes cast by the holders of record of the shares present and entitled to vote at the Annual Meeting, a quorum being present.

Changes in Registrant’s Certifying Account

On June 2, 2004, Ernst & Young LLP resigned as the Company’s independent certified public accountants.

In connection with its audit as of and for the year ended December 31, 2003, the report of independent certified public accountants issued by Ernst & Young LLP, dated March 15, 2004, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except for inclusion of an explanatory paragraph regarding conditions that raised substantial doubt about the Company’s ability to continue as a going concern.

In connection with its audit as of and for the year ended December 31, 2002, the report of independent certified public accountants issued by Ernst & Young LLP, dated March 20, 2003, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the Company’s 2002 and 2003 fiscal years and subsequent interim period through June 2, 2004, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make a reference to the subject matter of the disagreements in connection with its report on the Company’s consolidated financial statements for the two most recent fiscal years.

Teltronics provided Ernst & Young LLP with a copy of the disclosures contained above. Ernst & Young LLP’s response was attached to the Company's Form 8-K/A filed June 30, 2004.

On July 10, 2004, the Company engaged Kirkland, Russ, Murphy & Tapp, P.A. as the Company’s independent registered public accountants.

Audit and Non-Audit Fees

Prior to June 2004, Ernst & Young LLP was the Company’s independent certified public accounting firm; however, effective June 2004, Ernst & Young LLP resigned as the Company’s independent accountant. The Company subsequently engaged Kirkland, Russ, Murphy & Tapp, P.A. in July 2004 as the Company’s independent registered public accountants. The following includes the principal accounting fees and services for both Ernst & Young LLP and Kirkland, Russ, Murphy & Tapp, P.A..

Ernst & Young LLP:

The following table summarizes the aggregate fees billed to the Company by Ernst & Young LLP for professional services:

Fees	2005	2004	2003

Audit Fees (1)	---	---	$ 230,000
Audit Related Fees (1)	$ 10,000	$ 15,000	5,000
Tax Fees (2)	---	---	2,000
Total	$ 10,000	$ 15,000	$ 237,000

1.    Audit and Audit Related Fees.

Fees for audit services billed in 2004 and 2003 consisted of:
-- Audit of the Company’s annual financial statements for 2003.
-- Reviews of the Company’s quarterly financial statements for 2003, and the 1st quarter of 2004.
-- Reviews of Securities and Exchange Commission documents.
-- Audit related fees billed during 2003 include registration statements to register shares of the company’s stock for various employee benefit plans.
-- Fees related to obtain Ernst & Young’s consent to include 2003 opinion in the 2005 10-K.

2.    Tax Fees.

Fees for tax services billed in 2003 consisted of:
-- Tax consultation services for fiscal year 2003.

Kirkland, Russ, Murphy & Tapp, P.A.:

Kirkland, Russ, Murphy & Tapp, P.A. were engaged in July 2004 and have served as the Company’s independent registered public accounts during the years ended December 31, 2004 and 2005. The following table summarizes the aggregate fees billed to the Company by Kirkland, Russ, Murphy & Tapp, P.A. for professional services performed in 2004 and 2005:

Fees	2005	2004
Audit Fees (1)	$ 138,000	$ 90,000

1.    Audit Fees.

Fees for audit services billed in 2005 and 2004 consisted of:
-- Audit of the Company’s annual financial statements for 2005 and 2004.
-- Reviews of the Company’s quarterly financial statements for 2005 and the second and third quarters of 2004.
-- Reviews of Securities and Exchange Commission documents.

Pre-approval of Services.  Before the independent accountant is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee (or a delegated member of the Audit Committee in the manner established by the SEC) pre-approves the engagement. The Audit Committee may establish pre-approval policies and procedures regarding the Company's engagement of the independent accountant, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided, and such policies and procedures do not include delegation of the Audit Committee's responsibilities under the Securities Exchange Act of 1934, as amended, to the Company's management. The Audit Committee’s pre-approval of non-audit services (other than review and attest services) will not be required if such services fall within available exceptions established by the SEC. The Audit Committee approved 100% of the services performed by Ernst & Young LLP and Kirkland, Russ, Murphy & Tapp, P.A. in 2003, 2004 and 2005 as identified above.

The Board of Directors recommends a vote "FOR" this proposal.

PROPOSALS OF STOCKHOLDERS FOR 2006 ANNUAL MEETING

The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8") for inclusion in the Company’s proxy statement for its 2007 Annual Meeting of Shareholders is May 1, 2007 (unless the date of the 2007 Annual Meeting is not held within 30 days of November 9, 2007, in which case the deadline will be a reasonable time before the Company begins to print and mail the proxy material for the 2007 Annual Meeting of Stockholders). Notice to the Company of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely. If the Board chooses to present a proposal despite its untimeliness, the persons named in proxies solicited by the Board of Directors of the Company for its 2007 Annual Meeting of Shareholders may exercise discretionary voting power with respect to any such proposal if received by the Company after May 1, 2007.

OTHER BUSINESS

The Board of Directors knows of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their own judgment.

ADDITIONAL INFORMATION

Copies of the 2005 Annual Report of the Company have been mailed to stockholders. Additional copies of the Annual Report, as well as this Proxy Statement, Proxy Card(s), and Notice of Annual Meeting of Stockholders, may be obtained upon written request from Ewen R. Cameron, President & Chief Executive Officer, Teltronics, Inc., 2150 Whitfield Industrial Way, Sarasota, Florida 34243.

A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, EXCLUSIVE OF EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS, BENEFICIALLY OR OF RECORD ON SEPTEMBER 12, 2006, UPON WRITTEN REQUEST TO THE PRESIDENT & CHIEF EXECUTIVE OFFICER AT THE ADDRESS NOTED ABOVE.

BY ORDER OF THE BOARD OF DIRECTORS
Ewen R. Cameron President, CEO and Assistant Secretary

TELTRONICS, INC. 2150 Whitfield Industrial Way Sarasota, Florida 34243

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders November 9, 2006.

Ewen R. Cameron, Norman R. Dobiesz and Russell R. Lee, or any of them individually and each of them with power of substitution, are hereby appointed Proxies of the undersigned to vote all voting stock of Teltronics, Inc. owned on the record date by the undersigned at the Annual Meeting of Stockholders to be held at the principal executive offices of the Company at 2150 Whitfield Industrial Way, Sarasota, Florida 34243, at 10 a.m. on Thursday, November 9, 2006, or any adjournment thereof as follows:

1.
Election of Directors.
Nominees: Ewen R. Cameron, Norman R. Dobiesz, Gregory G. Barr and Richard L. Stevens.

Instruction: To withhold authority to vote for any individual nominee, write the name of the nominee on the line below.

	FOR all nominees listed (except as marked to the contrary below) G	WITHHOLD authority G

2.	Ratification of appointment of auditors, Kirkland, Russ, Murphy & Tapp, P.A.	FOR G	AGAINST G	ABSTAIN G

(Shares cannot be voted unless this Proxy Card is signed and returned, or other specific arrangements are made to have the shares represented at the Annual Meeting.)

Please mark, sign, date and return this proxy card promptly in the enclosed envelope.

Teltronics, Inc. Meeting Date: November 9, 2006

Signature/Date

Signature/Date

The Board of Directors recommends a vote FOR each of the above proposals. This proxy will be voted as directed, or, if no direction is indicated, will be voted FOR each of the above proposals and at the discretion of the persons named as proxies, upon such other matters as may properly come before the meeting. This proxy may be revoked at anytime before it is voted.

Please sign exactly as name appears hereto. When shares are held as joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full titles as such. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company or partnership name by an authorized officer or person.